Exhibit 99.1

ServiceMaster Global Holdings, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

Overview

On October 1, 2018, ServiceMaster Global Holdings, Inc. (“ServiceMaster,” “we” or the “Company”) completed the previously announced distribution of approximately 80.2% of the outstanding common stock of frontdoor, inc. (“Frontdoor”) to the Company’s stockholders (the “Transaction”). Frontdoor was formed to hold the Company’s American Home Shield business and, as a result of the Transaction, is an independent public company whose stock is listed and trading under the symbol “FTDR” on the Nasdaq Global Select Market. The distribution was made to the Company’s stockholders of record as of the close of business on September 14, 2018 (the “Record Date”), and such stockholders received one share of Frontdoor common stock for every two ServiceMaster common shares held as of close of business on the Record Date.

Basis of Presentation

The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the fiscal years ended December 31, 2017, 2016 and 2015 (collectively, the “Statements”) give effect to the Transaction as if the Transaction occurred on January 1, 2015. The Statements have been derived from, and should be read in conjunction with, the audited consolidated financial statements and notes thereto included in ServiceMaster’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 that has been filed with the Securities and Exchange Commission (“SEC”). The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2018 and the Unaudited Pro Forma Condensed Consolidated Statement of Financial Position as of June 30, 2018 give effect to the Transaction as if the Transaction occurred on June 30, 2018, and have been derived from the unaudited condensed consolidated financial statements and notes thereto included in ServiceMaster’s Form 10-Q for the six months ended June 30, 2018 that has been filed with the SEC.

The following Unaudited Pro Forma Condensed Consolidated Financial Statements are provided for illustrative purposes only and do not reflect what ServiceMaster’s results of operations or financial position would have been had the Transaction been completed on the dates assumed and are not necessarily indicative of ServiceMaster’s future results of operations or financial position. Beginning in the fourth quarter of 2018, the American Home Shield segment’s historical financial results for periods prior to the Transaction will be reflected in ServiceMaster’s consolidated financial statements as discontinued operations.

The Company believes that the adjustments included within the “Discontinued Operations – AHS” column of the Unaudited Pro Forma Condensed Consolidated Financial Statements are consistent with the guidance for discontinued operations under GAAP. The Company’s current estimates on a discontinued operations basis are preliminary and could change as the Company finalizes discontinued operations accounting to be reported in the Company’s Annual Report on Form 10-K for the year ending December 31, 2018.

On August 17, 2018, ServiceMaster entered into a debt-for-debt exchange with Frontdoor, reducing the Company’s total outstanding debt by $982 million. The Unaudited Pro Forma Condensed Consolidated Financial Statements presented herein do not reflect this reduction in either interest expense on the Unaudited Pro Forma Condensed Consolidated Statement of Operations or long-term debt on the Unaudited Pro Forma Condensed Consolidated Statement of Financial Position.

 The Unaudited Pro Forma Condensed Consolidated Financial Statements give effect to the following:

• the presentation of the American Home Shield segment’s direct operating results as discontinued operations;

• the transfer by the Company to Frontdoor, pursuant to an internal reorganization in connection with the Transaction, of all the assets and liabilities that comprised the American Home Shield segment;

• the distribution of Frontdoor common stock to ServiceMaster stockholders and the retention by ServiceMaster of 19.8% ownership of Frontdoor’s outstanding common stock; and
• a reduction of cash of $64 million, resulting in Frontdoor cash and marketable securities of $275 million for general corporate purposes and balances associated with regulatory requirements.

ServiceMaster historically incurred the cost of certain corporate-level activities which it performed on behalf of the American Home Shield Business. Such corporate costs include: accounting and finance, legal, human resources, information technology, insurance, operations, real estate, tax services and other costs. These costs will be transitioned to Frontdoor through a combination of (1) immediate transfers of certain activities to Frontdoor and (2) payments to ServiceMaster by Frontdoor under transition services agreements. At June 30, 2018 and December 31, 2017, the corporate-level activities historically allocated to the American Home Shield Business that are not included within discontinued operations totaled approximately $22 million and $44 million, respectively. The adjustments presented in these Unaudited Pro Forma Condensed Consolidated Financial Statements do not include the impact of potential future reduced costs as a result of the transition of these services.

SERVICEMASTER GLOBAL HOLDINGS, INC.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
(In millions, except per share data)

	Six Months Ended June 30, 2018
				Pro Forma
		Discontinued		ServiceMaster
	As	Operations -	Pro Forma	Continuing
	Reported	AHS (A)	Adjustments	Operations
Revenue	$1,549	$(602)	$—	$947
Cost of services rendered and products sold	829	(331)	—	498
Selling and administrative expenses	422	(150)	—	273
Amortization expense	12	(4)	—	8
Restructuring charges	12	—	—	12
American Home Shield spin-off charges	15	(15)	—	—
Interest expense	75	—	—	75
Interest and net investment income	(2)	1	—	(1)
Income from Continuing Operations before Income Taxes	185	(103)	—	82
Provision for income taxes	48	(15)	—	34
Income from Continuing Operations	$137	$(88)	$—	$48

Per Share information:
Based earnings per share of common stock from continuing operations	$1.01			$0.36
Diluted earnings per share of common stock from continuing operations	$1.01			$0.36

Weighted average shares outstanding:
Basic	135.4			135.4
Diluted	135.7			135.7

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

SERVICEMASTER GLOBAL HOLDINGS, INC.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
(In millions, except per share data)

	Year Ended December 31, 2017
					Pro Forma
		Discontinued			ServiceMaster
	As	Operations -	Pro Forma		Continuing
	Reported	AHS (A)	Adjustments		Operations
Revenue	$2,912	$(1,157)	$—		$1,755
Cost of services rendered and products sold	1,552	(591)	—		962
Selling and administrative expenses	773	(274)	—		500
Amortization expense	27	(8)	—		18
401(k) Plan corrective contribution	(3)	—	—		(3)
Fumigation related matters	4	—	—		4
Impairment of software and other related costs	2	—	—		2
Restructuring charges	34	—	—		34
American Home Shield spin-off charges	13	(13)	—		(0)
Interest expense	150	(1)	—		150
Interest and net investment income	(4)	2	—		(2)
Loss on extinguishment of debt	6	—	—		6
Income from Continuing Operations before Income Taxes	370	(271)	—		99
Provision for income taxes	(139)	(103)	1	(D)	(241)
Income from Continuing Operations	$509	$(168)	$(1)		$340

Per Share information:
Based earnings per share of common stock from continuing operations	$3.79				$2.53
Diluted earnings per share of common stock from continuing operations	$3.76				$2.51

Weighted average shares outstanding:
Basic	134.4				134.4
Diluted	135.4				135.4

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

SERVICEMASTER GLOBAL HOLDINGS, INC.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
(In millions, except per share data)

	Year Ended December 31, 2016
				Pro Forma
		Discontinued		ServiceMaster
	As	Operations -	Pro Forma	Continuing
	Reported	AHS (A)	Adjustments	Operations
Revenue	$2,746	$(1,020)	$—	$1,726
Cost of services rendered and products sold	1,448	(524)	—	924
Selling and administrative expenses	711	(250)	—	461
Amortization expense	33	(6)	—	27
401(k) Plan corrective contribution	2	—	—	2
Fumigation related matters	93	—	—	93
Insurance reserve adjustment	23	—	—	23
Impairment of software and other related costs	1	—	—	1
Restructuring charges	17	(2)	—	15
Gain on sale of Merry Maids branches	(2)	—	—	(2)
Interest expense	153	—	—	153
Interest and net investment income	(6)	5	—	(1)
Loss on extinguishment of debt	32	—	—	32
Income from Continuing Operations before Income Taxes	241	(242)	—	—
Provision for income taxes	85	(89)	—	(4)
Equity in losses of joint venture	(1)	—	—	(1)
Income from Continuing Operations	$155	$(153)	$—	$3

Per Share information:
Based earnings per share of common stock from continuing operations	$1.15			$0.02
Diluted earnings per share of common stock from continuing operations	$1.13			$0.02

Weighted average shares outstanding:
Basic	135.3			135.3
Diluted	137.3			137.3

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

SERVICEMASTER GLOBAL HOLDINGS, INC.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
(In millions, except per share data)

	Year Ended December 31, 2015
				Pro Forma
		Discontinued		ServiceMaster
	As	Operations -	Pro Forma	Continuing
	Reported	AHS (A)	Adjustments	Operations
Revenue	$2,594	$(917)	$—	$1,678
Cost of services rendered and products sold	1,375	(468)	—	908
Selling and administrative expenses	666	(230)	—	437
Amortization expense	38	(4)	—	34
401(k) Plan corrective contribution	23	(1)	—	22
Fumigation related matters	9	—	—	9
Impairment of software and other related costs	—	—	—	—
Restructuring charges	5	—	—	5
Gain on sale of Merry Maids branches	(7)	—	—	(7)
Interest expense	167	—	—	167
Interest and net investment income	(9)	8	—	(1)
Loss on extinguishment of debt	58	—	—	58
Income from Continuing Operations before Income Taxes	270	(222)	—	48
Provision for income taxes	107	(80)	—	27
Income from Continuing Operations	$162	$(142)	$—	$21

Per Share information:
Based earnings per share of common stock from continuing operations	$1.20			$0.15
Diluted earnings per share of common stock from continuing operations	$1.19			$0.15

Weighted average shares outstanding:
Basic	135.0			135.0
Diluted	136.6			136.6

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

SERVICEMASTER GLOBAL HOLDINGS, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Financial Position
(In millions, except share data)

	As of June 30, 2018
		Discontinued
		Operations -	Pro Forma
	As Reported	AHS (A)	Adjustments		Pro Forma
Assets:
Current Assets:
Cash and cash equivalents	$449	$(314)	$64	(B)	$199
Marketable securities	25	(25)	—		—
Investment in frontdoor, inc.	—	—	694	(C)	694
Receivables, net	202	(22)	—		180
Inventories	46	—	—		46
Prepaid expenses and other assets	92	(9)	—		83
Total Current Assets	814	(370)	759		1,202
Other Assets:
Property and equipment, net	245	(34)	—		211
Goodwill	2,396	(476)	—		1,920
Intangible assets, primarily trade names, service marks and trademarks, net	1,743	(161)	—		1,582
Restricted cash	89	—	—		89
Notes receivable	43	(25)	—		18
Long-term marketable securities	21	(1)	—		21
Deferred customer acquisition costs	94	(21)	—		73
Other assets	86	(1)	—		84
Total Assets	$5,530	$(1,089)	$759		$5,200

Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable	$159	$(47)	$—		$112
Accrued liabilities:
Payroll and related expenses	58	(6)	—		52
Self-insured claims and related expenses	142	(85)	—		56
Accrued interest payable	13	—	—		13
Other	68	(18)	—		50
Deferred revenue	290	(188)	—		101
Current portion of long-term debt	61	(2)	—		59
Total Current Liabilities	791	(347)	—		444
Long-Term Debt	2,675	—	—		2,675
Other Long-Term Liabilities:
Deferred taxes	529	(46)	(1)	(D)	482
Other long-term obligations, primarily self-insured claims	188	(2)	—		186
Total Other Long-Term Liabilities	717	(48)	(1)		668
Commitments and Contingencies
Stockholders' Equity:
Common stock $0.01 par value, (authorized 2,000,000,000 shares with 147,079,375 shares issued and 135,557,005 outstanding at June 30, 2018)	2	—	—		2
Additional paid-in capital	2,336	—	—		2,336
Accumulated deficit	(745)	(693)	760	(E)	(678)
Accumulated other comprehensive income	20	—	—		20
Less common stock held in treasury, at cost (11,522,370 shares at June 30, 2018)	(267)	—	—		(267)
Total Stockholders' Equity	1,347	(693)	760		1,414
Total Liabilities and Stockholders' Equity	$5,530	$(1,089)	$759		$5,200

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note A: Adjustments reflect the classification of revenues, expenses, assets, liabilities and equity attributable to the American Home Shield segment as discontinued operations, which were included in the Company’s historical financial statements. Interest expense and corporate expenses that were not specifically related to the American Home Shield segment have been excluded as such general corporate expenses do not meet the requirements to be presented in discontinued operations.

Note B: Represents the establishment of the target cash amount of Frontdoor as contemplated by the Separation and Distribution Agreement. Per the Separation and Distribution Agreement, subject to the completion of a final evaluation of reserve requirements, Frontdoor will have approximately $275 million of cash and short-term marketable securities.

Note C:  Reflects the retention by ServiceMaster of 19.8% of the outstanding common stock of Frontdoor, recorded at its estimated fair value on the date of the Transaction using Frontdoor’s opening share price on October 1, 2018, of $41.50.

Note D: As a direct result of the Transaction, ServiceMaster anticipates recording a valuation allowance associated with certain of its deferred tax assets.

Note E: Reflects the impact to ServiceMaster’s Stockholders’ Equity from the pro forma adjustments described above.